Exhibit 23.1

Consent of Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, and in the Registration Statements (Form S-3 Nos. 333-198148, 333-198149, 333-194246 and 333-189855 and Form S-8 Nos. 333-200708, 333-200709, 333-160486, 333-151686, 333-148041, 333-126306, 333-122708, 333-116449, 333-103622, 333-64246, 333-56576 and 333-32666) of (i) our report dated June 27, 2014, with respect to the consolidated financial statements of Selectica, Inc., included in the Annual Report on Form 10-K for the two-year period ended March 31, 2014, and (ii) our report dated August 7, 2014 with respect to the consolidated financial statements of Iasta.com, Inc. and Iasta Resources, Inc. for the two-year period ended December 31, 2013, which appears in the Current Report on Form 8-K/A of Selectica, Inc. dated August 7, 2014, as amended by the Current Report on Form 8-K/A of Selectica, Inc. dated August 8, 2014. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Armanino LLP

San Jose, California

March 6, 2015